UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2026

RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-42460	99-3527155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 339-222-6714

1659 Chinaberry Ct.

Naples, FL 34105

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RAIN	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	RAINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 5, 2026, Rain Enhancement Technologies Holdco, Inc., a Massachusetts corporation (the “Company”), entered into an Agreement to Convert Debt to Equity (the “Conversion Agreement”) with RHY Management LLC (“RHY”), a lender to the Company and an affiliate of Harry You, the Company’s Chairman and a greater than 10% shareholder. Pursuant to the Conversion Agreement, on June 5, 2026, RHY exchanged an aggregate of $4,000,000 of indebtedness owed by the Company to RHY into shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”), at a price per share equal to the volume-weighted average price of the Class A Common Stock for the ten trading days preceding the date of the Conversion Agreement, which was $2.48 per share, for an aggregate of 1,612,903 shares of Class A Common Stock.

In connection with the Conversion Agreement, on June 5, 2026, RHY entered into a joinder to the lock-up agreement dated December 31, 2024 (the “Lock-Up Joinder”), which provides that the shares of Class A Common Stock issued to RHY pursuant to the Conversion Agreement are subject to transfer restrictions until the earlier of (x) December 31, 2026 and (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their shares of common stock for cash, securities or other property.

The foregoing descriptions of the Conversion Agreement and the Lock-Up Joinder do not purport to be complete and are qualified in their entirety by the full text of the Conversion Agreement and Lock-Up Joinder, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Items 1.01, 5.02 and 8.01 is incorporated by reference in this Item 3.02. The Class A Common Stock was issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction by an issuer not involving a public offering.

Following the issuance of Class A Common Stock pursuant to the Conversion Agreement and the grants of Class A Common Stock made to officers, directors, advisors, and consultants described in Items 5.02 and 8.01 below, as of June 5, 2026, there were an aggregate of 10,283,984 shares of Class A Common Stock outstanding.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 5, 2026, the Company issued 50,000 shares of Class A Comon Stock pursuant to the Rain Enhancement Technologies Holdco, Inc. 2024 Equity Incentive Plan to Oanh Truong, the Company’s interim Chief Financial Officer, as consideration for Ms. Truong’s services to the Company.

Item 8.01 Other Events

On June 5, 2026, the Company issued an aggregate of 490,000 shares of Class A Comon Stock pursuant to the Rain Enhancement Technologies Holdco, Inc. 2024 Equity Incentive Plan, as follows: (i) 80,000 shares were issued to each of Lyman Dickerson, Alexandra Steele, Robert Reardon, and Marcus Peperzak, 50,000 shares were issued to Christopher Riley, and 40,000 shares were issued to David Sylvester, each directors of the Company, as payment of director compensation owed to them pursuant to their previously-disclosed Director Agreements which had been deferred, (ii) 50,000 shares were issued to Scott Morris, the Company’s Senior Technology Advisor, as payment of deferred compensation, and (iii) 30,000 shares were granted to Christopher Monroe, an independent contractor, as payment of deferred consideration.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit Number	Description
10.1	Agreement to Convert Debt to Equity, dated June 5, 2026, between Rain Enhancement Technologies Holdco, Inc. and RHY Management LLC.
10.2	Joinder to Lock-Up Agreement, dated June 5, 2026, between Rain Enhancement Technologies Holdco, Inc. and RHY Management LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2026	RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

	By:	/s/ Randy Seidl
	Name:	Randy Seidl
	Title:	Chief Executive Officer

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